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[COOPERS & LYBRAND LETTERHEAD]
                                                COOPERS & LYBRAND L.L.P.

                                                a professional services firm

                       CONSENT of INDEPENDENT ACCOUNTANTS

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We consent to the incorporation by reference in this annual report on From 10-K
(File No. 33-99418) of WFS Financial 1996-D Owner Trust of our report dated January 24, 1997, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996.


                                                COOPERS & LYBRAND L.L.P.
                                                ----------------------------
                                                COOPERS & LYBRAND L.L.P.

New York, New YORK
March 28, 1997